UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	INFU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below, at the 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting") of InfuSystem Holdings, Inc. (the "Company") held on May 15, 2019, the Company's stockholders approved amendments to the InfuSystem Holdings, Inc. 2014 Equity Plan (as amended, the "2014 Plan"), including an increase in the number of authorized shares under the 2014 Plan, which was previously approved by the Company's Board of Directors (the "Board"). The terms of the 2014 Plan provide for the grant of shares of the Company's common stock ("Shares") or cash, including Shares subject to restrictions and a risk of forfeiture, options to purchase Shares, stock appreciation rights, Share units, performance units and dividend equivalents. Eligible participants under the 2014 Plan include: (i) employees (including officers) of the Company or any of its subsidiaries; (ii) the Company's non-employee directors; (iii) any other individual or entity who provides substantial personal services to the Company or any of its subsidiaries; and (iv) any individual who has agreed to become an employee of the Company or any of its subsidiaries. The amendments approved at the 2019 Annual Meeting, which became effective upon stockholder approval, included: (i) an increase in the number of authorized Shares under the 2014 Plan by 1,000,000 Shares to 4,000,000 Shares; (ii) several changes to the 2014 Plan to incorporate guidance from the IRS issued in Notice 2018-68 regarding the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code made by the Tax Cuts and Jobs Act (TCJA); and (iii) other non-material changes to facilitate the foregoing amendments.

A summary of the 2014 Plan is included in Proposal No. 2 to the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2019. The foregoing description of the 2014 Plan is not complete and is qualified in its entirety by reference to the 2014 Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company's 2019 Annual Meeting held on May 15, 2019, the matters voted upon and the number of votes for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

Proposal No. 1:

The Company's Board Nominees

	For	Withheld	Broker Non-Votes
Richard DiIorio	10,625,968	646,347	5,238,371
Paul Gendron	10,596,453	675,862	5,238,371
Gregg Lehman	10,601,723	670,592	5,238,371
Darrell Montgomery	10,488,694	783,621	5,238,371
Christopher Sansone	10,528,141	744,174	5,238,371
Scott Shuda	10,531,471	740,844	5,238,371

All six of the Company's Board nominees (Messrs. DiIorio, Gendron, Lehman, Montgomery, Sansone and Shuda) were elected to the Board.

Proposal No. 2:

The Company's stockholders approved the amendments to the 2014 Plan, including an increase in the number of authorized shares under the 2014 Plan, as follows:

For	Against	Abstain	Broker Non-Votes
10,012,371	1,257,834	2,110	5,238,371

Proposal No. 3:

The Company's stockholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement as follows:

For	Against	Abstain	Broker Non-Votes
11,092,445	175,905	3,965	5,238,371

Proposal No. 4:

The Company's stockholders ratified the appointment of BDO USA, LLP as the Company's registered independent accounting firm for the fiscal year ending December 31, 2019 as follows:

For	Against	Abstain	Broker Non-Votes
16,359,014	150,056	1,616	0

Item 9.01.      Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
10.1	InfuSystem Holdings, Inc. 2014 Equity Plan (as amended through May 15, 2019)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Richard A. DiIorio
Richard A. DiIorio
President and Chief Executive Officer

Dated: May 17, 2019